                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          ARGONAUT GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [ARGONAUT LOGO]
                              250 MIDDLEFIELD ROAD
                          MENLO PARK, CALIFORNIA 94025
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 2000

     The Annual Meeting of Shareholders of Argonaut Group, Inc. will be held on Tuesday, April 25, 2000, at 10:00 a.m. at Argonaut Insurance Company, 250 Middlefield Road, Menlo Park, California 94025.

     The Meeting is called for the following purposes:

     1. To elect Directors;

     2. To vote on a proposal to increase the number of shares of common stock available for issuance under the Company's Stock Option Plan from 2,500,000 to 3,000,000.

     3. To vote on a proposal to adopt the Company's Non-Employee Director Stock Option Plan.

     4. To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on February 25, 2000, as the record date for determining those shareholders who will be entitled to vote at the meeting. A list of such shareholders will be open to examination by any shareholder at the meeting and for a period of ten days prior to the date of the meeting during ordinary business hours at the Argonaut Group, Inc. Corporate Offices, 250 Middlefield Road, Menlo Park, California 94025.

     The vote of each shareholder is important. I urge you to sign, date, and return the enclosed proxy card as promptly as possible. In this way, you can be sure your shares will be voted at the meeting.

                                          By Order of the Board of Directors

                                          James B Halliday
                                          Secretary
March 27, 2000

REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

                                [ARGONAUT LOGO]
                               CORPORATE OFFICES:
                              250 MIDDLEFIELD ROAD
                          MENLO PARK, CALIFORNIA 94025
                            ------------------------

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by Argonaut Group, Inc. ("Argonaut Group" or the "Company") of the enclosed proxy to vote shares of the Company's Common Stock at the Annual Meeting of Shareholders to be held on Tuesday, April 25, 2000, at 10:00 a.m. at Argonaut Insurance Company, 250 Middlefield Road, Menlo Park, California 94025, and at any postponements or adjournments thereof.

     Shares represented by duly executed proxies in the accompanying form received before the meeting will be voted at the meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies may also be revoked by any shareholder present at the meeting who expresses a desire to vote in person. If a shareholder specifies a choice on any matter to be acted upon by means of the ballot provided in the accompanying proxy, the shares will be voted accordingly. If no specification is made, the shares represented by the proxy will be voted in favor of election of the nominees specified herein.

     The principal solicitation of proxies is being made by mail; however, additional solicitation may be made by directors, officers, and regular employees of the Company and its subsidiaries. The Company has retained the services of W. F. Doring & Co. to aid in the solicitation of proxies. Fees and expenses to be incurred by the Company in this connection are estimated not to exceed $10,000. The total expense of this solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about March 27, 2000.

                               VOTING SECURITIES

SECURITIES OUTSTANDING

     February 25, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. On that date there were 22,280,034 shares of Common Stock issued, outstanding and entitled to vote. The Company has no other voting securities outstanding. Each shareholder of record is entitled to one vote per share held on all matters submitted to a vote of shareholders.

     Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Since there is no particular percentage of either the outstanding shares or the shares represented at the meeting required to elect a director, abstentions and broker non-votes will have the same effect as the failure of shares to be represented at the meeting, except that the shares subject to such abstentions or non-votes will be counted in determining whether there is a quorum for taking shareholder action.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table provides information as of February 25, 2000, as to each person who, to the Company's knowledge, beneficially owns more than 5 percent of the outstanding shares of Argonaut Group Common Stock.

                                                         NUMBER OF
             NAME AND PRINCIPAL BUSINESS               ARGONAUT GROUP   PERCENT OF
             ADDRESS OF BENEFICIAL OWNER                SHARES OWNED      CLASS
             ---------------------------               --------------   ----------
Caroline W. Singleton................................  4,663,056(1)        20.9%
  335 Maple Drive, Suite 177
  Beverly Hills, CA 90210
Fayez S. Sarofim.....................................  1,600,629(2)         7.2%
  Two Houston Center, Suite 2907
  Houston, TX 77010
Mario J. Gabelli.....................................  1,211,800(3)         5.4%
  One Corporate Center
  Rye, NY 10580-1434

---------------
(1) Sole voting and dispositive powers.

(2) Based upon information contained in an amendment to Schedule 13G dated February 25, 2000, and filed under the Securities Exchange Act of 1934, Mr. Sarofim may be deemed to be the beneficial owner of 1,600,629 shares of Argonaut Group Common Stock. Of those shares, Mr. Sarofim has sole voting and dispositive powers with respect to 648,776 shares which are owned of record and beneficially by him, and may be deemed to have shared voting power as to 866,744 shares and shared dispositive power as to 951,853 shares. Of the securities which are not subject to sole voting and dispositive powers, 418,387 are held in investment advisory accounts managed by Fayez Sarofim & Co. for numerous clients, 409,506 are held by Sarofim International Management Company for its own account, and 120,527 are held in client accounts managed by Sarofim Trust Co. Fayez Sarofim & Co. is an Investment Adviser registered under the Investment Advisers Act of 1940, of which Mr. Sarofim is Chairman of the Board, President and through a holding company the majority shareholder. Sarofim International Management Company is a wholly owned subsidiary of Fayez Sarofim and Co., and Sarofim Trust Co. is a wholly owned subsidiary of Sarofim International Management Company. Additionally, Trusts of which Mr. Sarofim is a trustee own 3,433 shares as to which Mr. Sarofim shares voting and dispositive powers but has no beneficial interest.

(3) Based upon information contained in Schedule 13D dated April 27, 1999, and filed under the Securities Exchange Act of 1934, Mr. Mario Gabelli is the Chief Executive Officer and Chief Investment Officer of Gabelli Funds, Inc. and GAMCO Investors, Inc., and is a Director /Trustee of all registered investment companies advised by Gabelli Funds, Inc. Mario Gabelli may be deemed to be the beneficial owner of 1,211,800 shares of Argonaut Group Common Stock held by the following entities: Gabelli Funds, LLC, as agent; 230,000 shares, GAMCO Investors, Inc., as agent; 941,500 shares, Gabelli Fund, LDC; 300 shares, Gabelli Associates Fund; 18,000 shares, and Gabelli Foundation, Inc. 22,000 shares. Each of these funds has sole voting and dispositive powers except that (i) GAMCO Investors does not have the authority to vote 74,300 of the reported shares, (ii) Gabelli funds has sole dispositive power and voting power so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in Argonaut Group, Inc. and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund's shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli is indirect with respect to Securities beneficially owned directly by the various entities of Gabelli Funds, Inc.

     The following table sets forth the number and percentages of shares of Argonaut Group Common Stock beneficially owned by each director, nominee for director, and executive officer of Argonaut Group and by the directors, nominees for director, and executive officers of the Company as a group.

                                                               NUMBER OF
                                                            ARGONAUT GROUP             PERCENT OF
                 NAME OF BENEFICIAL OWNER                   SHARES OWNED(1)             CLASS(1)
                 ------------------------                   ---------------            ----------
George A. Roberts.........................................       241,065                  1.1%
Michael T. Gray...........................................         2,000                     (4)
Jerrold V. Jerome.........................................        32,094                     (4)
Judith R. Nelson..........................................         1,000                     (4)
John R. Power, Jr.........................................             0                     (4)
Fayez S. Sarofim..........................................     1,600,629(1)               7.2%
Mark E. Watson, III.......................................         1,000                     (4)
Gary V. Woods.............................................             0                     (4)
James B Halliday..........................................        78,670(2)                  (4)
John W. Polak.............................................         9,000(3)                  (4)
All directors and executive officers as a group (9
  persons)................................................     1,965,458(1)(2)(3)(5)      8.8%

---------------
(1) Stock ownership is presented as of February 25, 2000 except that Mr. Sarofim's stock ownership is presented as of February 16, 2000. See also footnote (2) to the preceding table. Percentages are based on the number of shares outstanding and entitled to vote on the record date, February 25, 2000.

(2) Includes 63,000 shares which Mr. Halliday has the right to acquire within 60 days of February 25, 2000 through the exercise of options.

(3) Includes 9,000 shares which Mr. Polak has the right to acquire within 60 days of February 25, 2000 through the exercise of options.

(4) Owns less than 1%.

(5) Includes an aggregate of 72,000 shares which the officers have the right to acquire within 60 days of February 25, 2000 through the exercise of options.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

     Eight directors are to be elected at the meeting to serve for a term of one year or until the election and qualification of their successors. Returned proxies will be voted in favor of electing the eight nominees named below as directors of Argonaut Group unless authority to so vote is withheld. Each nominee is currently a director. Proxies will be voted for substitute nominees in the event that any of the present nominees is unwilling or unable to serve. Argonaut Group is not presently aware of the unwillingness or inability of any nominee to serve. The eight nominees receiving the greatest number of votes cast will be elected directors. The table set forth below lists the name and age of each of the nominees for election as director, and the positions and offices that each such person holds with the Company.

                NAME                    POSITIONS AND OFFICES WITH COMPANY     AGE
                ----                    ----------------------------------     ---
George A. Roberts                     Chairman of the Board(1)(3)(4)           81
Michael T. Gray                       Director(4)                              39
Jerrold V. Jerome                     Director(1)(2)(3)(4)                     70
Judith R. Nelson                      Director(3)                              59
John R. Power, Jr.                    Director(2)(4)                           44
Fayez S. Sarofim                      Director(4)                              71
Mark E. Watson, III                   President, Chief Executive Officer, and  35
                                      Director(1)(3)
Gary V. Woods                         Director                                 56

---------------
(1) Member of the Executive Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

(3) Member of the Investment Committee of the Board of Directors.

(4) Member of the Compensation Committee of the Board of Directors.

     The Board of Directors recommends a vote FOR election of the nominees listed above as directors.

BUSINESS EXPERIENCE OF NOMINEES

     George A. Roberts is a private investor. Dr. Roberts succeeded Dr. Henry Singleton as Chairman of the Board of Directors of the Company in December of 1998. He is a director of Unitrin, Inc. and of the Internet Law Library.

     Michael T. Gray has been President and Director of The Gray Insurance Company since 1996. Previously he served in senior management with the Gray Insurance Company for more than five years. He was named to the Argonaut Group Board in June, 1999.

     Jerrold V. Jerome is a private investor. He was Chairman of the Board of Directors of Unitrin, Inc. from February 1994 to December 31, 1998 and remains a director of Unitrin, Inc.

     Judith R. Nelson is a retired executive. Ms. Nelson was employed at Teledyne, Inc. until l997 where she held the position of General Counsel and Corporate Secretary for more than five years. She was named to the Argonaut Group Board in January, 2000.

     John R. Power, Jr. has been President of the Patrician Group, a private investment firm located in Lisle, Illinois. He has held this position for more than five years. He currently serves as a member of America West's Advisory Board, and is a board member of Case Corporation's financial subsidiary. He was named to the Argonaut Group Board in January, 2000.

     Fayez S. Sarofim is the Chairman of the Board and President of Fayez Sarofim & Co., a registered investment advisor. He has held these positions for more than five years. He is a director of Kinder Morgan Inc. and Unitrin, Inc.

     Mark E. Watson, III became President and Chief Executive Officer of Argonaut Group on January 21, 2000. He joined the Company as Vice President in September, 1999. Mr. Watson is a principal of Aquila Capital Partners, a San Antonio, Texas based investment firm, and served from 1992 to 1998 as Director, Executive Vice President, General Counsel, and Secretary of Titan Holdings, Inc., a property and casualty insurance company. He was named to the Argonaut Group Board in June, 1999.

     Gary V. Woods has been President of McCombs Enterprises for more than five years. He currently serves on the Boards of Ilex Oncology, Inc. and the Cancer Therapy and Research Center. He was named to the Argonaut Group Board in March, 2000.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During 2000, the standing Committees of the Board of Directors were the Executive Committee, the Audit Committee, the Investment Committee, and the Compensation Committee. The Company does not have a nominating committee; this function is handled by the full Board of Directors. Except for certain powers which, under Delaware law, may only be exercised by the full Board of Directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business of the Company. The Audit Committee reviews the scope of the audit and non-audit assignments and the related fees, the accounting principles being applied by the Company in financial reporting, the scope of internal auditing procedures, and the adequacy of internal controls. The Audit Committee meets periodically with management, the independent public accountants, and the internal auditors. The Investment Committee sets the Company's investment policy. All investment transactions are ratified by the Board of Directors. The Compensation Committee approves and reports to the Board of Directors on the annual compensation of the executive officers. The full Board of Directors approves all actions related to the Company's Stock Option Plan.

     Between January 1, 1999, and December 31, 1999, the Board of Directors met seven times, the Executive Committee met eight times, the Audit Committee met four times, the Compensation Committee met three times, and the Investment Committee met four times. During that time, all directors attended 75 percent or more of the meetings of the Board of Directors and Committees of the Board on which they serve, with the exception of Dr. Henry Singleton, due to poor health.

COMPENSATION OF DIRECTORS

     Effective January 1, 2000, Directors who are not employees of the Company or its subsidiaries receive a retainer of $30,000 per year, paid quarterly. In addition, Chairmen of the Executive and Audit Committees will receive a quarterly retainer of $5,000; other non-employee members of these committees will receive a retainer of $2,000 per quarter. Directors will also receive an additional $1,500 for attendance at each Board of Directors meeting. If the shareholders approve the Company's Non-Employee Director Stock Option Plan, the directors who are not employees will also receive stock option grants of 3,000 shares per year. See Proposal 3 (Approval of the Company's Non-Employee Director Stock Option Plan) of this Proxy Statement.

                               EXECUTIVE OFFICERS

     The following table sets forth, for each executive officer of the Company, such person's name, age, and positions with the Company and its principal subsidiaries.

       NAME                                  POSITION                     AGE
       ----                                  --------                     ---
Mark E. Watson, III        President and Chief Executive Officer          35
James B Halliday           Vice President, Secretary and Treasurer        52
John W. Polak              Vice President                                 51
Charles E. Rinsch          President and Chief Executive Officer,         67
                           retired

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

     Mark E. Watson, III became President and Chief Executive Officer of Argonaut Group on January 21, 2000. His business experience is described under "Business Experience of Nominees," under the Election of Directors section.

     James B Halliday has been Vice President, Secretary, and Treasurer of Argonaut Group for more than five years.

     John W. Polak joined Argonaut Group as Vice President in March of 1997. He was made President of Argonaut Great Central Insurance Company, a subsidiary of Argonaut Group, in August, 1999. Prior to joining Argonaut, Mr. Polak was Chief of Staff of Personal Lines at CNA.

     Charles E. Rinsch retired as President and Chief Executive Officer of Argonaut Group as of January 21, 2000. He had been in this position for more than five years.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation paid during each of the years ended December 31, 1999, 1998, and 1997, of those persons who were, at December 31, 1999, the Chief Executive Officer and each Argonaut Group executive officer whose salary plus bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                              ANNUAL COMPENSATION        ------------     ALL OTHER
                                          ---------------------------      OPTIONS       COMPENSATION
 NAME AND PRINCIPAL POSITION(1)   YEAR    SALARY($)(1)    BONUS($)(1)        (#)            ($)(2)
 ------------------------------   ----    ------------    -----------    ------------    ------------
Mark E. Watson, III(3)..........  1999       86,480             --              --          1,895
  President and Chief               --           --             --              --             --
  Executive Officer                 --           --             --              --             --
James B Halliday................  1999      185,000         32,000              --          3,600
  Vice President,                 1998      174,375         60,000          20,000          3,600
  Secretary and Treasurer         1997      161,750         50,000              --          3,072
John W. Polak...................  1999      186,102         25,000              --          3,600
  Vice President                  1998      181,000         30,000              --          3,614
                                  1997      135,289         10,000          12,000            164
Charles E. Rinsch(4)............  1999      495,000         69,000              --          3,600
  President and Chief             1998      490,000         75,000          25,000          3,600
  Executive Officer               1997      475,000         75,000              --          3,117

---------------
(1) Amounts include cash compensation earned and received by executive officers as well as amounts deferred under a 401(k) Retirement Savings Plan.

(2) Amounts shown are the Company contributions to the 401(k) Retirement Savings Plan.

(3) Mr. Watson began employment with the Company as a Vice President in September of 1999. He was subsequently promoted to his current position of President and Chief Executive Officer on January 21, 2000.

(4) Charles Rinsch retired in January of 2000. The terms of Mr. Rinsch's retirement included a severance payment of $1,060,000 payable in lump sum on retirement, continued health and medical insurance coverage for two years after retirement, vesting of all options and an extension of the term of options two years from date of retirement. In addition, the Company entered into a two year consulting contract with Mr. Rinsch at $150,000 per year.

OPTION GRANTS

     The following table sets forth information on stock option grants in 1999 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                                   ----------------------------------------------------
                                               PERCENT OF
                                             TOTAL OPTIONS      EXERCISE
                                   OPTIONS     GRANTED TO       OR BASE                   GRANT DATE
                                   GRANTED     EMPLOYEES         PRICE       EXPIRATION     PRESENT
              NAME                 (#)(1)    IN FISCAL YEAR   ($/SHARE)(2)      DATE      VALUE($)(3)
              ----                 -------   --------------   ------------   ----------   -----------
Mark Watson, III.................      --          --                --            --           --
James B Halliday.................      --          --                --            --           --
John W. Polak....................   8,000         6.5%           25.375       4/27/10       33,590
Charles E. Rinsch................      --          --                --            --           --

---------------
(1) The options granted are exercisable in annual installments of 25 percent except that no exercise is permitted until one year after the date of grant.

(2) The exercise price must be paid in full either in cash or by delivery of already owned Argonaut Group Common Stock valued at market value.

(3) In using the Black-Scholes option pricing model to calculate grant date present value, certain assumptions are used: expected volatility (26.11%), risk-free rate of return (5.20%), dividend yield (5.80%), and date of exercise (4/27/10). Use of this model should not be viewed as a forecast of the future performance of the Company's stock, which will be determined by future events and unknown factors.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last year and unexercised options held as of the end of the year.

       AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUE

                                                                                      VALUE OF UNEXERCISED
                         SHARES                      NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                        ACQUIRED       VALUE         OPTIONS AT YEAR-END(#)               YEAR-END($)
                       ON EXERCISE    REALIZED    ----------------------------    ----------------------------
        NAME               (#)          ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           -----------    --------    -----------    -------------    -----------    -------------
Mark Watson, III.....        --            --            --             --            --              --
James B Halliday.....    23,600       320,634        53,000         20,000            --              --
John W. Polak........        --            --         6,000         14,000            --              --
Charles E. Rinsch....     6,000        17,250       210,250         18,750            --              --

STOCK OPTION PLAN

     The Company's Stock Option Plan provides for the issuance of options to purchase Common Stock to executives and other key employees of the Company and its subsidiaries. The Stock Option Plan is administered by the Board of Directors or a Committee selected by the Board of Directors who meet the definition of a "non-employee directors" under Section 16 of the Securities Exchange Act of 1934.

     The terms and conditions of stock options granted under the Stock Option Plan (including exercise price and vesting) are set forth in option agreements The Stock Option Plan permits the Company to offer options which are "incentive stock options" for federal income tax purposes as well as options which are not "incentive stock options" (referred to as "non-qualified" stock options). Incentive stock options must satisfy certain requirements imposed by federal income tax law, including a requirement that the exercise price of the option be no less than the fair market value on the date of grant and that the term of the option not exceed ten years from the date of grant. [To date, the Company has only issued "non-qualified" stock options pursuant to the Stock Option Plan.]

     The Stock Option Plan also permits the Company to offer stock appreciation rights to officers of the Company or subsidiaries of the Company. To this date, no stock appreciation rights have been granted under the Stock Option Plan.

     Options and stock appreciation rights under the Stock Option Plan are non-transferable except by will or the laws of descent or distribution.

     The Board may amend or terminate the Stock Option Plan at any time but may not do so without shareholder approval if the amendment increases the number of shares that may be granted under the Stock Option Plan, lowers exercise prices for incentive stock options under the Stock Option Plan, increases the term of incentive stock options under the Stock Option Plan or permits the granting of options to individuals or stock appreciation rights to individuals other than those described in the Stock Option Plan.

     Federal Income Tax Consequences. No taxable income is recognized by the optionee at the time a stock option is granted. Generally, on the date of exercise of a "non-qualified" stock option, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held.

     In the case of an incentive stock option, however, the optionee will generally not have taxable income (although the alternative minimum tax may apply, as described below) upon exercise. The optionee will be taxed only upon the sale of stock received on the incentive option exercise. If the optionee holds the stock for more than one year after exercise and two years after option grant, the optionee's gain will generally be capital gain, and the Company will not be entitled to a deduction for compensation paid. Any earlier sale will result at least in part in ordinary income to the employee and a deduction for the Company equal to the amount of ordinary income recognized by the employee. Depending upon a particular option holder's circumstances and the holding period of the stock after exercise of the option, there may be a favorable differential tax rate applicable to capital gains.

     Upon exercise of incentive stock options, the alternative minimum tax may apply to optionees because the excess of the fair market value of the shares received over the exercise price of an incentive stock option constitutes an item of tax preference. The alternative minimum tax may produce a higher tax than the regular income tax applicable to an optionee.

     THE ABOVE SUMMARY OF TAX MATTERS IS GENERAL IN SCOPE AND DOES NOT APPLY TO EVERY SPECIFIC TRANSACTION WHICH MAY ARISE. MOREOVER, THE RULES OF GOVERNMENT TAXATION OF NON-QUALIFIED AND INCENTIVE STOCK OPTIONS ARE COMPLEX, AND THE STATEMENT OF TAX CONSEQUENCES SET FORTH HEREIN IS NECESSARILY GENERAL. FINALLY, CONGRESS IS CONSIDERING MANY ADDITIONAL PROPOSALS TO CHANGE THE TAX LAWS, AND THE INTERPRETATION OF EXISTING LAWS AND

ANY ADDITIONAL REVISIONS ULTIMATELY ADOPTED COULD SIGNIFICANTLY ALTER THE TAX REQUIREMENTS AND EFFECTS COVERED IN THIS DISCUSSION.

PENSION PLAN

     Employees of Argonaut Group and subsidiaries are provided retirement benefits under the Argonaut Group, Inc. Retirement Plan ("Pension Plan"), a defined benefit retirement plan. The Pension Plan benefit after 30 years of participation is equal to 40% of an individual's average total cash compensation over the sixty consecutive months of the highest cash compensation during the one hundred twenty months preceding termination of employment. The benefit is prorated for less than 30 years of participation in the Pension Plan.

     In the case of employees who were employed by Teledyne, Inc. before October 1, 1991, Pension Plan participation will include participation in the Teledyne, Inc. Retirement Plan (the "Teledyne Plan"). Compensation for participation accrued under the Teledyne Plan will be based on cash compensation earned during the period of Teledyne employment. If an employee's participation in the Pension Plan includes participation in the Teledyne Plan and that employee will receive a benefit from the Teledyne Plan, the benefit calculated under the Pension Plan will be reduced by the benefit payable under the Teledyne Plan.

     Benefits are payable to unmarried individuals in the form of a single life annuity unless the employee elects another form of benefit. Benefits are payable to married individuals in the form of a joint and 50% survivor annuity unless another form of benefit is elected. For retirement prior to age 65, benefits are reduced on an actuarial basis according to age. Annual Plan benefits at age 65 are illustrated as follows:

                               PENSION PLAN TABLE

                                                YEARS OF SERVICE
                                  --------------------------------------------
         AVERAGE ANNUAL                                                30 OR
       CASH COMPENSATION             15          20          25         MORE
       -----------------          --------    --------    --------    --------
   $125,000.....................  $ 25,000    $ 33,333    $ 41,667    $ 50,000
     150,000....................    30,000      40,000      50,000      60,000
     175,000....................    35,000      46,667      58,333      70,000
     200,000....................    40,000      53,333      66,667      80,000
     225,000....................    45,000      60,000      75,000      90,000
     250,000....................    50,000      66,667      83,333     100,000
     300,000....................    60,000      80,000     100,000     120,000
     400,000....................    80,000     106,667     133,333     160,000
     450,000....................    90,000     120,000     150,000     180,000
     500,000....................   100,000     133,333     166,667     200,000
     625,000....................   125,000     166,667     208,333     250,000

     Section 415 of the Internal Revenue Code ("Code") limits the amount of benefits payable under tax-qualified retirement plans such as the Pension Plan. For calendar year 1999, the limit was $130,000. In addition, the Code imposes an annual limit upon the amount of compensation which may be included in the calculation of a benefit from a tax-qualified plan. In 1999, the maximum includable compensation was $160,000. These limits are adjusted periodically for increases in the cost of living. The Company has adopted the Argonaut Group, Inc. Pension Equalization Plan ("Pension Equalization Plan") to restore retirement benefits which would be payable under the Pension Plan (set forth in the preceding table) but for the limits imposed by the Code. An employee's benefit under the Pension Equalization Plan will be the difference between the amount calculated under the Pension Plan without limitation and the amount calculated under the Pension Plan with limitation. If an employee's participation in the Pension Plan includes participation in the Teledyne Plan and that employee will receive a benefit from both the Pension Equalization Plan and the Teledyne Pension Equalization Plan, the benefit calculated under the Pension Equalization Plan will be reduced by the benefit payable under the Teledyne Pension Equalization Plan.

     The Company has agreed to pay Mr. Rinsch an additional pension benefit to compensate him for a portion of his Teledyne employment which did not count as participation in the Teledyne Plan because of a break in service. The benefit is equal to the difference between the amount calculated under the Pension Plan if his participation had included this service and without limitation and the amount calculated under the Pension Plan without limitation. The benefit is reduced by a benefit payable from a Teledyne supplemental retirement agreement with Mr. Rinsch.

     The number of years of service credited toward the determination of benefits under the Pension Plan, Predecessor Plan, Pension Equalization Plan and the additional pension benefit for Mr. Rinsch described in the preceding paragraph, as of December 31, 1999 for Mark E. Watson, III is none, James B Halliday is 25.3 years, John W. Polak is 1.8 years and Charles E. Rinsch is 30 years.

INDEMNIFICATION

     Under its Certificate of Incorporation, Argonaut Group is obligated to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Certificate of Incorporation makes such indemnification rights contract rights and entitles directors and officers to initiate legal action against Argonaut Group to enforce such indemnification rights.

     Argonaut Group's Certificate of Incorporation also provides that, to the fullest extent permitted by Delaware law, a director shall not be liable to Argonaut or its shareholders for monetary damages for breach of fiduciary duty as a director. However, the Certificate of Incorporation does not eliminate a director's liability for breach of the duty of loyalty, acts or omissions not in good faith, certain payments not permitted under Delaware General Corporation Law, or transactions in which the director derives an improper benefit.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that during 1999 all reports for the Company's executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed.

           APPROVAL OF AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE
              THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER
                      THE PLAN FROM 2,500,000 TO 3,000,000

                                  (PROPOSAL 2)

DESCRIPTION OF PROPOSAL

     Currently, the Company's Stock Option Plan provides for the issuance of up to 2,500,000 shares of Company Common Stock upon the exercise of options granted under the Stock Option Plan. For a description of the Stock Option Plan, see the discussion above under "Executive Officers -- Stock Option Plan". As of March 22, 2000, options to acquire 2,070,460 shares had already been issued under the Stock Option Plan, leaving options covering 429,540 shares remaining available for grant. The Board of Directors of the Company has approved an increase in the total number of shares of Company Common Stock issuable under the Stock Option Plan from 2,500,000 to 3,000,000, subject to shareholder approval.

     The Board of Directors of the Company believes that the availability of an adequate number of shares under the Stock Option Plan has been and in the future will be an important factor in attracting and retaining the highest caliber officers, directors, and employees. The Board of Directors believes that, given the relatively small number of shares remaining available for issuance under the Stock Option Plan, additional shares need to be added to the Stock Option Plan to ensure that sufficient shares are available for option grants. Consequently, the Board of Directors urges shareholders to approve the increase in the number of shares issuable under the Stock Option Plan. However, in voting on Proposal 2, shareholders should bear in mind that stock options inherently provide option holders with the ability, in the event that the market price of the Company Common Stock is higher than or rises above the exercise price of the options, to acquire shares of Company Common Stock at prices that are dilutive to the equity interests and voting power of existing holders of Common Stock. In addition, if the Board of Directors determines to grant incentive stock options pursuant to the Stock Option Plan, the Company would generally not be entitled to a deduction for the gain inherent in such options at the time of their exercise, and there would be certain other differences in the tax treatment of the Company and option holders relative to non-qualified stock options.

     The following table sets forth the number of stock options received through March 22, 2000 under the Stock Option Plan by the Named Officers and all current executive officers as a group. No directors who are not also employees have received any grant under the Stock Option Plan.

                                                                      PERCENTAGE OF
                                                      TOTAL OPTIONS       TOTAL
                                                         GRANTED         OPTIONS
                        NAME                          UNDER PLAN(#)      GRANTED
                        ----                          -------------   -------------
Mark E. Watson, III.................................      350,000         16.9
James B Halliday....................................      153,000          7.4
John W. Polak.......................................       32,000          1.5
Charles E. Rinsch...................................      535,000         25.8
                                                        ---------         ----
All executive officers as a group (4 persons).......    1,070,000         51.7

VOTE REQUIRED

     Approval of the Board of Directors' action in amending the Stock Option Plan requires the affirmative vote of the holders of at least a majority of the shares of outstanding Company Common Stock represented and voting at the Meeting and cast on this Proposal. Broker abstentions and non-votes will have the effect of a vote against the Proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE STOCK OPTION PLAN AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR THE APPROVAL OF SUCH PROPOSAL.

       APPROVAL OF THE COMPANY'S NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                  (PROPOSAL 3)

DESCRIPTION OF PROPOSAL

     The Board of Directors has adopted the Company's Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), subject to shareholder approval. The following summary of the terms of the Non-Employee Director Plan is qualified in its entirety by the text of the Non-Employee Director Plan attached as Appendix A to this Proxy Statement.

     The Non-Employee Director Plan provides for the issuance of options to purchase Common Stock to directors of the Company who are not employees. The Non-Employee Director Plan is administered by the Board of Directors or a Committee selected by the Board of Directors. The Company may issue up to 150,000 shares of Common Stock upon exercise of options issued under the Non-Employee Director Plan. The Non-Employee Director Plan provides for the issuance of options which are not "incentive stock options" for federal income tax purposes.

     The Non-Employee Director Plan specifies the number and timing of grants of options. Upon approval of the Non-Employee Director Plan by the shareholders, all directors who are not employees will receive an option to purchase 3,000 shares of Common Stock. At each subsequent annual meeting, each non-employee director will receive an additional option to purchase 3,000 shares. In addition, each non-employee director that becomes a member of the board after the adoption of the Non-Employee Director Plan shall be granted an option to purchase 3,000 shares upon election or appointment (other than a director who first becomes a board member by shareholder vote at an annual meeting).

     All options granted under the Non-Employee Director Plan will have a term of 10 years and will have an exercise price equal to the fair market value as of the date of grant. The options will vest one year after the date of grant, unless a "change of control" occurs, in which case the options will become immediately vested. In general, a "change of control" will occur if (i) more than fifty percent (50%) of the combined voting power of the Company is acquired by another person or entity (whether through merger or otherwise), (ii) more than half of the members of the board of directors are replaced by individuals who were not appointed or nominated by at least 50% of the then incumbent directors (including any person appointed or elected as a result of a proxy fight or threatened proxy fight), or (iii) the Company merges, consolidates or reorganizes or sells substantially all of its assets unless the Company's shareholders own 50% or more of the entity resulting from the transaction.

     When non-employee directors leave the board for any reason, their unvested options will immediately terminate. Non-employee directors will have three months after they leave the board to exercise their vested options, except in cases of death or disability, where they will have one year. Options under the Non-Employee Director Plan are non-transferable except by will or the laws of descent or distribution.

     The Board may amend or terminate the Non-Employee Director Plan at any time but may not do so without shareholder approval if the amendment would increase the number of shares that may be granted under the Non-Employee Director Plan, lower the exercise price, permit the granting of options to anyone other than a non-employee director, increase the number of options to be granted to each non-employee director or increase the term of options granted.

     Federal Income Tax Consequences. No taxable income is recognized by the optionee at the time a stock option is granted. Generally, on the date of exercise of an option granted under the Non-Employee Director

Plan, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held.

     THE ABOVE SUMMARY OF TAX MATTERS IS GENERAL IN SCOPE AND DOES NOT APPLY TO EVERY SPECIFIC TRANSACTION WHICH MAY ARISE. MOREOVER, THE RULES OF GOVERNMENT TAXATION OF OPTIONS ARE COMPLEX, AND THE STATEMENT OF TAX CONSEQUENCES SET FORTH HEREIN IS NECESSARILY GENERAL. FINALLY, CONGRESS IS CONSIDERING MANY ADDITIONAL PROPOSALS TO CHANGE THE TAX LAWS, AND THE INTERPRETATION OF EXISTING LAWS AND ANY ADDITIONAL REVISIONS ULTIMATELY ADOPTED COULD SIGNIFICANTLY ALTER THE TAX REQUIREMENTS AND EFFECTS COVERED IN THIS DISCUSSION.

     The Board of Directors of the Company has approved the adoption of the Non-Employee Director Plan, subject to shareholder approval. The purpose of the Non-Employee Director Plan is to help the Company attract and retain qualified and competent persons to serve as members of the board of directors of the Company by providing a means whereby these persons may acquire stock in the Company. The Board of Directors of the Company believes that the Non-Employee Director Plan will be an important factor in attracting and retaining the highest caliber directors. Consequently, the Board of Directors urges shareholders to approve the adoption of the Non-Employee Director Plan. However, in voting on Proposal 3, shareholders should bear in mind that stock options inherently provide option holders with the ability, in the event that the market price of the Company Common Stock is higher than or rises above the exercise price of the options, to acquire shares of Company Common Stock at prices that are dilutive to the equity interests and voting power of existing holders of Common Stock.

VOTE REQUIRED

     Approval of the Board of Directors' action in adopting the Non-Employee Director Plan requires the affirmative vote of the holders of at least a majority of the shares of outstanding Company Common Stock represented and voting at the Meeting and cast on this Proposal. Broker abstentions and non-votes will have the effect of a vote against the Proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED ADOPTION OF THE NON-EMPLOYEE DIRECTOR PLAN AND, UNLESS DIRECTED OTHERWISE, IT IS THE INTENTION OF THE PROXIES NAMED IN THE FORM OF PROXY THAT ACCOMPANIES THIS PROXY STATEMENT TO VOTE FOR THE APPROVAL OF SUCH PROPOSAL.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this Compensation Committee Report on Executive Compensation and the Performance Graph on page 17 shall not be incorporated by reference into any such filings.

GENERAL

     The Argonaut Group Board of Directors has established a Compensation Committee with authority to set all forms of compensation of the Company's executive officers except the grant of stock options. The full Board retains the administration of the Company Stock Option Plan, or any successor plan, and makes the determination of persons to whom options may be granted.

COMPENSATION PHILOSOPHY

     The Board's compensation philosophy is that compensation for the chief executive officer and other executive officers should encourage and reward annual and long-term corporate and individual performance, as measured by the attainment of specific goals for the creation of long-term shareholder value. Also, the level of compensation should allow the Company to attract, retain, and reward executive officers who contribute to the long-term success of the Company. The compensation of the chief executive officer and other executive officers of the Company comprises cash compensation and long-term incentive compensation in the form of stock options.

COMPENSATION PACKAGE

     For 1999, the compensation package of the Company's executive officers consisted of annual base salary, discretionary bonuses, and stock options. In setting 1999 compensation, the Committee considered the specific factors discussed below:

  Base Salary

     In setting the executive officers' base salaries for 1999 (effective April
1), the Committee considered the performance of the executive officers' respective business units, as well as executive officers' individual performance. The entire Company was the business unit of certain executive officers, while subsidiaries or departments for which they were responsible were the business units of other executive officers. Specific factors considered were the same as those described below for consideration of a bonus award.

  Bonus Awards

     While bonuses to executive officers are discretionary, the Committee has established specific goals for each executive officer to measure both individual performance and Company performance. In particular, the Committee considers the performance of the executive officer's business unit as well as his success in achieving specific personal goals. Targets for measuring both business unit results and achievement of personal goals are set at the beginning of the year, after review by the officer's immediate superior and the Committee. Areas considered include achieving specific objectives such as operating income, net cash flow from operations, profitable new business, retention of current business, and the efficient operation of the executive officer's department. Bonuses are generally awarded in April of a given year for service in the preceding year. Bonuses have not yet been determined or awarded for the 1999 year.

     To evaluate the performance of the other executive officers during 1999, the Compensation Committee assessed specific results achieved by the Company, each executive officer's business unit, and each executive officer's success in achieving previously agreed upon personal goals. After completing its review and analysis of the foregoing factors and recommendations, the Committee determined the bonus to be awarded to the executive officers. The specific weight given to each factor varied depending on the responsibilities of the executive officer, but was primarily weighted toward business unit performance.

     During 1999, the Committee members also reviewed Mr. Rinsch's performance for 1998 as measured by similar previously set objectives. Mr. Rinsch retired as Chief Executive Officer on January 21, 2000.

  Stock Options

     The purpose of the Stock Option Plan is to provide long-term incentives for the executive officers to maximize shareholder value by creating a direct link between executive compensation and long-term shareholder return. The Board meets to discuss the grant of stock options at least annually, with each executive officer being considered for an award periodically at the sole discretion of the Board.

     In determining the amount of options, if any, to be granted in a fiscal year under the stock option plan, the Board has considered the same factors set forth above, as well as the amount of options previously granted.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Rinsch's annual base salary for 1999 was set at $495,000, the same as the prior year. In setting Mr. Rinsch's 1999 base salary, the Committee considered the same items discussed above, focusing primarily on 1998 performance.

     Since Mr. Rinsch retired in January, no bonus was determined or awarded for 1999. During 1999, Mr. Rinsch received a bonus of $69,000 relating to 1998 performance. Mr. Rinsch's bonus award for 1998 was determined after considering six factors: Combined ratio of continuing operations (30% weight), underwriting income from continuing operations (30%), retention of profitable accounts (5%), new business (15%) and factors relating to overall efficiency and productivity (20%). Mr. Rinsch was eligible for a bonus ranging from 0 to 50% of base salary, evaluating actual results against specific targets for each factor, and determining whether it was a "fair", "good", "excellent", or "superior" result.

                                          BOARD OF DIRECTORS:

                                          George A. Roberts, Chairman
                                          Michael T. Gray
                                          Jerrold V. Jerome
                                          Judith R. Nelson
                                          John R. Power, Jr.
                                          Fayez S. Sarofim
                                          Mark E. Watson III

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The entire non-employee Board of Directors served as members of the Compensation Committee of the Company during 1999. The entire Board of Directors administered the Company's Stock Option Plan during 1999.

FAYEZ SAROFIM & CO.

     The Company and Fayez Sarofim & Co. ("Investment Manager") are parties to an agreement dated November 11, 1995 (the "Investment Management Agreement"), whereby the Investment Manager has agreed to make investment decisions with respect to and otherwise manage certain funds deposited by the Company for that purpose. The Investment Manager is owned 100% by the Sarofim Group, Inc. the majority of which is owned by Fayez Sarofim, a director of the Company. Through March 15, 2000, the Company had deposited $100 million into the managed account. Under the Investment Management Agreement, the Investment Manager is entitled to a fee, calculated and payable quarterly based upon a graduated schedule with a maximum rate of 0.75% and a minimum rate of 0.20%. The average fee as of December 31, 1999 was approximately 0.26% per annum of the market value of the currently managed equity assets, and 0.20% per annum of the market value of fixed income assets. Currently no fixed assets are being managed. The Investment Management Agreement does not have a specified term but is terminable by either party at any time on 30 days advance written notice. Argonaut Group paid Fayez Sarofim & Co. $579,695 for services provided in 1999.

     The Company believes that the transactions described above have been entered into on terms no less favorable than could have been negotiated with non-affiliated third parties.

                       FIVE-YEAR STOCK PERFORMANCE GRAPH

     The graph below compares the yearly percentage change in the cumulative total shareholder return on the Argonaut Group, Inc. Common Stock with the cumulative total return of companies in the Standard and Poor's 500 Stock Index and the Property Casualty Insurance Index. The Property Casualty Insurance Index contains 94 United States property and casualty insurance companies. The graph assumes $100 invested on January 1, 1995 in stock of the Corporation and the companies on each of these indices.

     Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                                                                      PROPERTY CASUALTY INSURANCE
                                                 ARGONAUT GROUP INC.            S&P 500 INDEX                    INDEX
                                                 -------------------            -------------         ---------------------------
1994                                                   100.00                      100.00                        100.00
1995                                                   120.05                      137.58                        144.66
1996                                                   119.13                      169.17                        169.84
1997                                                   138.13                      225.61                        247.11
1998                                                   105.32                      290.09                        260.36
1999                                                    91.10                      351.13                        289.50

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has been selected as the Company's independent public accountants for the year 2000. It is expected that a representative of Arthur Andersen LLP will be present at the meeting. Such representative will be afforded an opportunity to make a statement if he or she desires to do so and will be available for the purpose of responding to appropriate questions.

                                   FORM 10-K

     Prior to the mailing of this proxy statement, the Company has furnished to each of its shareholders a copy of its Annual Report to Shareholders for the fiscal year ended December 31, 1999. Shareholders entitled to vote at the Annual Meeting may obtain a copy of the Company's Annual Report on Form 10-K for the year ended 1999, without charge, upon written request to James B Halliday, Secretary, Argonaut Group, Inc., 250 Middlefield Road, Menlo Park, California 94025.

                       SHAREHOLDER PROPOSALS AT THE NEXT
                         ANNUAL MEETING OF SHAREHOLDERS

     Shareholders of the Company who intend to submit proposals to the Company's shareholders for a vote at the next annual meeting of shareholders must submit such proposals to Argonaut Group no later than November 8, 2000. Shareholder proposals should be submitted to James B Halliday, Secretary, Argonaut Group, Inc., 250 Middlefield Road, Menlo Park, California 94025.

                                 OTHER MATTERS

     The management of the Company knows of no other matters which may come before the meeting. However, if any matters other than the election of Directors should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          JAMES B HALLIDAY
                                          Secretary

March 27, 2000

                                   APPENDIX A

                              ARGONAUT GROUP, INC.

                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     1. Purpose.

     The purpose of this Non-Employee Director Stock Option Plan (the "Plan") of Argonaut Group, Inc., a Delaware corporation (the "Company"), is to attract and retain qualified and competent persons to serve as members of the board of directors of the Company by providing a means whereby such persons may acquire stock ownership in the Company. The Plan will provide a means whereby such directors may purchase shares of the Common Stock of the Company pursuant to options which are not "incentive stock options" under Section 422 of the Internal Revenue Code, as amended (the "Code").

     2. Administration.

     The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or by a Committee selected by the Board of Directors consisting of two or more persons, to whom administration of the Plan has been duly delegated (the "Committee"). Any action of the Board of Directors or the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

     Subject to the provisions of the Plan, the Board of Directors or Committee shall have authority (i) to construe and interpret the Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, and (iv) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board of Directors or Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

     The Board of Directors and the Committee shall have no discretion with respect to the selection of directors to receive options, the number of shares subject to the Plan or to each option granted hereunder, or the purchase price for shares subject to option grants hereunder. The Board of Directors and the Committee shall have no authority (absent stockholder approval) to materially increase benefits under the Plan.

     3. Shares Subject to the Plan.

     Subject to adjustment as provided in paragraph 15 hereof, the shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock, and the aggregate amount of such stock which may be issued upon exercise of all options under the Plan shall not exceed 150,000 of such shares. If any option granted under the Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

     4. Eligibility and Participation.

     Only Directors of the Company who are not regular employees of the Company ("Non-Employee Directors") are eligible to participate in the Plan.

     5. Schedule of Option Grants.

     Subject to paragraph 15, grants under the Plan shall be made in accordance with the following schedule:

          (a) Initial Grants. Each Non-Employee Director who is serving on the date on which the stockholders of this Company approve this Plan shall receive an option to purchase 3,000 shares of Common Stock on such date.

          (b) Annual Grants. Immediately after each annual meeting of stockholders of the Company (beginning with the Company's 2001 annual meeting), each Non-Employee Director who is in office at such time shall be granted an option to purchase 3,000 shares of Common Stock.

          (c) Grants to New Non-Employee Directors. Upon the appointment or election to the Board of Directors of a Non-Employee Director who was not previously a member of the Board of Directors, such Non-Employee Director shall be granted an option to purchase 3,000 shares of Common Stock on the date of appointment or election; provided, however, a Non-Employee Director who is first made a member of the Board of Directors in connection with the vote of stockholders of the Company at its annual meeting shall not be entitled to receive the grant described in this subparagraph (c).

     6. Duration of Options.

     Each option and all rights associated therewith shall expire ten (10) years after the date on which such option is granted, and shall be subject to earlier termination as provided herein.

     7. Purchase Price.

     The purchase price of the stock covered by each option shall be equal to one hundred percent (100%) of the fair market value of such stock on the date the option is granted as determined in paragraph 9. The purchase price of the shares upon exercise of an option shall be paid in full at the time of exercise
(i) in cash or by certified, cashier's or personal check payable to the order of the Company or (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of the option holder (subject to any required holding period imposed by the Board of Directors or the Committee), or any combination thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined (in accordance with paragraph 9 hereof) as of the close of business on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date).

     8. Exercise of Options.

     Subject to the other provisions of this Plan, each option granted under this Plan shall become vested and exercisable one year after the date of grant; provided, however, upon the occurrence of a Change of Control (as defined below), each option shall become immediately vested and exercisable. No option may be exercised for a fraction of a share and no partial exercise of any option may be for less than one hundred (100) shares.

     For purposes of this Plan, "Change of Control" shall mean the occurrence of any of the following:

          (i) Any "Person" or "Group" (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder) is or becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, or of any entity resulting from a merger or consolidation involving the Company, representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company or such entity.

          (ii) The individuals who, as of the date that this Plan is approved by the stockholders of the Company, are members of the Board of Directors (the "Existing Directors"), cease, for any reason, to constitute more than fifty percent (50%) of the number of authorized directors of the Company as determined in the manner prescribed in the Company's Certificate of Incorporation and Bylaws; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

          (iii) The consummation of (x) a merger, consolidation or reorganization to which the Company is a party, whether or not the Company is the Person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any Person other than the Company, where any such transaction or series of related transactions as is referred to in clause
     (x) or clause (y) above in this subparagraph (iii) (a "Transaction") does not otherwise result in a "Change in Control" pursuant to subparagraph (i) of this definition of "Change in Control"; provided, however, that no such Transaction shall constitute a "Change in Control" under this subparagraph
     (iii) if the Persons who were the stockholders of the Company immediately before the consummation of such Transaction are the Beneficial Owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (iii) or the Person to whom the assets of the Company are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (iii).

     9. Fair Market Value of Common Stock.

     The fair market value of a share of Common Stock of the Company shall be determined for purposes of the Plan by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on an exchange, by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the option is granted or exercised, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Board of Directors or the Committee may deem appropriate to reflect the then fair market value thereof).

     10. Withholding Tax.

     Upon the exercise of options, the Company shall have the right to require the participant to pay the Company the amount of any taxes which the Company may be required to withhold (if any) with respect to such shares.

     11. Nontransferability.

     An option granted under the Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during option holder's lifetime only by the option holder, regardless of any community property interest therein of the spouse of the option holder, or such spouse's successors in interest. If the spouse of the option holder shall have acquired a community property interest in such option, the option holder, or the option holder's permitted successors in interest, may exercise the option on behalf of the spouse of the option holder or such spouse's successors in interest.

     12. Holding of Stock After Exercise of Option.

     At the discretion of the Board of Directors or Committee, any option may provide that the option holder, by accepting such option, represents and agrees, for the option holder and the option holder's permitted transferees (by will or the laws of descent and distribution), that none of the shares purchased upon exercise of the option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act of 1933 or state blue sky law by such person.

     13. Termination of Status as Non-Employee Director.

     If an option holder ceases to be a Non-Employee Director for any reason any unvested options held by such option holder shall immediately become void and of no further force or effect. Any options which are vested as of the date of cessation ("Termination Date") shall be exercisable for a period of three (3) months after the Termination Date to the extent exercisable on the Termination Date and shall thereafter expire and be void and of no further force or effect; provided, however, where such cessation occurs as a result of the option holder's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the vested portion of the option shall be exercisable for one year following the Termination Date; provided, further, in no event shall any options be exercisable after the scheduled expiration date of such options.

     14. Privileges of Stock Ownership.

     No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon the exercise of any option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933 (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

     15. Adjustments.

     If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan pursuant to paragraph 3 and the numbers of options to be granted pursuant to paragraph 5. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each shares or other unit of any security covered by the option.

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, the Plan shall terminate, and all options theretofore granted hereunder shall terminate.

     Notwithstanding the foregoing, the Board of Directors or the Committee may provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations): (i) for the options theretofore granted to become immediately exercisable notwithstanding the provisions of paragraph 8; (ii) for the assumption by the successor corporation of the options theretofore granted or the substitution by such corporation for such options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the options theretofore granted shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such options.

     Adjustments under this paragraph 15 shall be made by the Board of Directors or Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

     16. Amendment and Termination of Plan.

     The Board of Directors or the Committee may at any time suspend or terminate the Plan. The Board of Directors or the Committee may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless permitted under the provisions of paragraph 15 or unless appropriate stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares in the aggregate which may be sold pursuant to options granted under the Plan pursuant to paragraph 3, (ii) permit the granting of options to anyone other than as provided in paragraph 4, (iii) increase the number of options to be granted pursuant to paragraph 5, (iv) increase the maximum term of stock options provided for in paragraph 6, or (v) change the purchase price of stock options set forth in paragraph 7.

     17. Effective Date of Plan.

     Effectiveness of the Plan is subject to approval by the holders of the outstanding voting stock of the Company. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by the affirmative vote of the holders of a majority of the voting shares of the Company represented and voting at a duly held meeting at which a quorum is present.

                                                                      1720-PS-00

                                     PROXY

                              ARGONAUT GROUP, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 MARCH 27, 2000

     The undersigned shareholder of Argonaut Group, Inc. (the "Company") hereby appoints MARK E. WATSON, III and JAMES B. HALLIDAY and each of them, with the power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote as specified herein, all shares of Common Stock of the Company held of record by the undersigned on February 25, 2000, at the 2000 Annual Meeting of Shareholders of the Company to be held on Tuesday, April 25, 2000 at 10:00 a.m., at Argonaut Insurance Company, 250 Middlefield Road, Menlo Park, California 94025, and any adjournments or postponements thereof.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                              SIDE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposals 1, 2 and 3.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March 27, 2000.

1. Election of Directors
   Nominees: (01) Michael T. Gray, (02) Jerrold V. Jerome,
             (03) Judith R. Nelson, (04) John R. Power, Jr.,
             (05) George A. Roberts, (06) Fayez Sarofim,
             (07) Mark E. Watson, III and (08) Gary V. Woods
               [ ] FOR ALL NOMINEES     [ ] WITHHELD FROM ALL NOMINEES
[ ]
     --------------------------------------
     For all nominees except as noted above

[ ] MARK HERE FOR ADDRESS CHANGE NOTE BELOW

                                             FOR    AGAINST   ABSTAIN
2. Proposal to increase the number of        / /      / /      / /
   shares of Common Stock available for
   issuance under the Company's Stock
   Option Plan from 2.6 million to 3.0
   million.

3. Proposal to adopt the Company's          / /       / /      / /
   Non-Employee Director Stock Option
   Plan.

4. In their discretion, the proxies are authorized to vote upon such other business as may property come before the meeting or any adjournments thereof.

   Please sign exactly as your name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give full title. If a corporation, please sign in its corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

   Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.


Signature:                                 Date:
           ------------------------------        ---------------


Signature:                                 Date:
           ------------------------------        ---------------